CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
THREE MONTHS ENDED DECEMBER 31, 1997
(unaudited)

                                                    CERBCO, Inc.                                  CERBCO, Inc.      Insituform East,
                                                    Consolidated               Eliminations       Unconsolidated      Incorporated

Sales                                               $ 5,487,623                 $         0          $         0      $ 5,487,623
                                                    -----------                 -----------          -----------      -----------

Costs and Expenses:
  Cost of sales                                       5,373,820                           0                    0        5,373,820
  Selling, general and administrative expenses        1,303,361                           0              162,228        1,141,133
                                                    -----------                 -----------          -----------      -----------
    Total Costs and Expenses                          6,677,181                           0              162,228        6,514,953
                                                    -----------                 -----------          -----------      -----------

Operating Profit (Loss)                              (1,189,558)                          0             (162,228)      (1,027,330)
Investment Income                                       306,670            (A)      (12,810)             293,202           26,278
Interest Expense                                         (8,026)           (A)       12,810                    0          (20,836)
Other Income - net                                      207,696                           0              165,744           41,952
                                                    -----------                 -----------          -----------      -----------
Earnings (Loss) Before Non-Owned Interests and
    Income Taxes                                       (683,218)                          0              296,718         (979,936)

Non-Owned Interest in Pretax Loss of
    MIDSOUTH Partners                                   250,950                           0                    0          250,950
                                                    -----------                 -----------          -----------      -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                   (432,268)                          0              296,718         (728,986)

Provision (Credit) for Income Taxes                    (169,000)                          0              116,000         (285,000)
                                                    -----------                 -----------          -----------      -----------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                    (263,268)                          0              180,718         (443,986)

Non-Owned Interests in Loss of Insituform East          298,910            (B)      298,910                    0                0
                                                    -----------                 -----------          -----------      -----------

                                 NET EARNINGS       $    35,642            (C)  $   298,910          $   180,718      $  (443,986)
                                                    ===========                 ===========          ===========      ===========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
SIX MONTHS ENDED DECEMBER 31, 1997
(unaudited)

                                                    CERBCO, Inc.                                  CERBCO, Inc.     Insituform East,
                                                    Consolidated               Eliminations       Unconsolidated     Incorporated

Sales                                               $14,635,908                 $         0          $         0      $14,635,908
                                                    -----------                 -----------          -----------      -----------

Costs and Expenses:
  Cost of sales                                      11,743,897                           0                    0       11,743,897
  Selling, general and administrative expenses        2,842,489                           0              372,816        2,469,673
                                                    -----------                 -----------          -----------      -----------
    Total Costs and Expenses                         14,586,386                           0              372,816       14,213,570
                                                    -----------                 -----------          -----------      -----------

Operating Profit                                         49,522                           0             (372,816)         422,338
Investment Income                                       552,323           (D)       (14,227)             521,818           44,732
Interest Expense                                        (40,492)          (D)        14,227                    0          (54,719)
Other Income - net                                      325,600                           0              221,021          104,579
                                                    -----------                 -----------          -----------      -----------
Earnings Before Non-Owned Interests and
    Income Taxes                                        886,953                           0              370,023          516,930

Non-Owned Interest in Pretax Loss of
    MIDSOUTH Partners                                   408,096                           0                    0          408,096
                                                    -----------                 -----------          -----------      -----------

Earnings Before Non-Owned Interests in
    Insituform East and Income Taxes                  1,295,049                           0              370,023          925,026

Provision for Income Taxes                              486,000                           0              126,000          360,000
                                                    -----------                 -----------          -----------      -----------

Earnings Before Non-Owned Interests in
    Insituform East                                     809,049                           0              244,023          565,026

Non-Owned Interests in Earnings of Insituform East     (380,399)          (E)      (380,399)                   0                0
                                                    -----------                 -----------          -----------      -----------

                                    NET EARNINGS    $   428,650           (F)   $  (380,399)         $   244,023      $   565,026
                                                    ===========                 ===========          ===========      ===========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
DECEMBER 31, 1997
(unaudited)

                                                    CERBCO, Inc.                                  CERBCO, Inc.     Insituform East,
                                                    Consolidated              Eliminations       Unconsolidated      Incorporated
ASSETS

Current Assets:
  Cash and cash equivalents                         $18,969,596                 $         0          $17,740,017       $1,229,579
  Accounts receivable                                 6,718,407                           0                  566        6,717,841
  Inventories                                         1,439,301                           0                    0        1,439,301
  Prepaid and refundable taxes                          839,890                           0                    0          839,890
  Prepaid expenses and other                            411,937                           0                    0          411,937
                                                    -----------                 -----------          -----------      -----------

                           TOTAL CURRENT ASSETS      28,379,131                           0           17,740,583       10,638,548

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                    0            (G)   (7,505,713)           7,505,713                0
  Intercompany receivables and payables                       0                           0              402,464         (402,464)

Property, Plant and Equipment - net of
  accumulated depreciation                           11,730,854                           0               92,385       11,638,469

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                             2,364,574                   2,364,574                    0                0
  Cash surrender value of life insurance                973,323                           0              973,323                0
  Deposits and other                                    107,489                           0               44,489           63,000
                                                    -----------                 -----------          -----------      -----------

                                TOTAL ASSETS        $43,555,371                $ (5,141,139)         $26,758,957      $21,937,553
                                                    ===========                ============          ===========      ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable                                     $         0                $          0          $         0      $         0
  Accounts payable and accrued liabilities            3,414,892                           0            1,026,951        2,387,941
  Current portion of capital lease obligations           31,425                           0                    0           31,425
                                                    -----------                 -----------          -----------      -----------

                     TOTAL CURRENT LIABILITIES        3,446,317                           0            1,026,951        2,419,366

Long-Term Liabilities:
  Capital lease obligations                             123,001                           0                    0          123,001
  Deferred income taxes                               1,055,000                           0                    0        1,055,000
  Accrued SERP liability                                518,479                           0              518,479                0
                                                    -----------                 -----------          -----------      -----------
                         TOTAL LIABILITIES            5,142,797                           0            1,545,430        3,597,367
                                                    -----------                 -----------          -----------      -----------

Non-Owned Interests:                                 13,014,420          (E)(G)  10,973,054                    0        2,041,366
                                                    -----------                 -----------          -----------      -----------

Stockholders' Equity:
  Common stock                                          118,672            (G)     (175,486)             118,672          175,486
  Class B stock                                          29,623            (G)      (11,904)              29,623           11,904
  Additional paid-in capital                          7,527,278            (G)   (4,000,424)           7,527,278        4,000,424
  Retained earnings                                  17,722,581          (F)(G) (13,115,992)          17,537,954       13,300,619
  Treasury stock                                              0            (G)    1,189,613                    0       (1,189,613)
                                                    -----------                 -----------          -----------      -----------
                TOTAL STOCKHOLDERS' EQUITY           25,398,154                 (16,114,193)          25,213,527       16,298,820
                                                    -----------                 -----------          -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $43,555,371                 $(5,141,139)         $26,758,957      $21,937,553
                                                    ===========                 ===========          ===========      ===========


CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
DECEMBER 31, 1997
(unaudited)


                         (A)
Investment income                                                    $    12,810
  Interest expense                                                                     $     12,810
To eliminate interest expense paid by Insituform East
 to CERBCO in the three months ended December 31, 1997.

                         (B)
Non-owned interests                                                  $   298,910
  Non-owned interests in loss of subsidiary                                            $    298,910
To record non-owned interests in loss of Insituform East
 for the three months ended December 31, 1997.

                         (C)
Current quarter earnings adjustments                                 $   298,910
    Retained Earnings                                                                  $    298,910
To close out impact of eliminating entries on current
 quarter's statement of earnings.

                         (D)
Investment income                                                    $    14,227
  Interest expense                                                                     $     14,227
To eliminate interest expense paid by Insituform East
 to CERBCO in the six months ended December 31, 1997.

                         (E)
Non-owned interests in earnings of subsidiary                        $   380,399
  Non-owned interests                                                                  $    380,399
To record non-owned interests in earnings of Insituform
 East for the six months ended December 31, 1997.

                         (F)
Retained Earnings                                                    $   380,399
    Current quarter earnings adjustments                                               $    380,399
To close out impact of eliminating entries on six
month's statement of earnings.

                         (G)
Common stock                                                         $   175,486
Class B stock                                                             11,904
Additional paid-in capital                                             4,000,424
Retained earnings                                                     12,735,593
Excess of acquisition cost over value of net assets                    2,364,574
acquired
  Treasury stock                                                                       $  1,189,613
  Non-owned interests                                                                    10,592,655
  Investment in subsidiary                                                                7,505,713
To eliminate investments in consolidated subsidiaries.